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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):December 24, 1998


                        MLH INCOME REALTY PARTNERSHIP VI

      (Exact name of registrant as specified in its governing instrument)




            New York                 0-15532                   13-3272339
(State of Organization)     Commission File Number           (IRS Employer
                                                          Identification No.)


                      World Financial Center, South Tower
               225 Liberty Street, New York, New York 10080-6112
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (800) 288-3694

                              Item 5. Other Events



     Treasure Island Associates ("TIA"), a joint venture partnership between MLH Income Realty Partnership VI (the "Registrant") and an unaffiliated entity, and Vestar-Athens Resorts, L.L.C., a Phoenix, Arizona based real estate developer ("Athens"), executed an amendment, dated as of December 24, 1998 (the "Amendment"), to the contract (the "Contract") for the sale of the land formerly known as Treasure Island, a former mobile home park located in Laguna Beach, California (the "Property"). Athens plans to purchase the Property and develop it as an oceanfront resort community. The Amendment, among other things, provides that the closing date shall be no later than September 15, 1999 and sets the purchase price for the Property at $37,000,000. If the closing has not occurred by June 1, 1999, the purchase price to be paid by Athens will increase by an amount equal to an annualized 10% of the stated purchase price until the closing date. The Contract is subject to several conditions, and there can be no assurance that a sale will be consummated.

     Certain Laguna Beach residents have submitted referendum petitions (the "Referendum Petitions") in opposition to actions taken by the Laguna Beach City Council necessary to implement the project. The Referendum Petitions oppose the adoption by the City Council of resolutions approving the Specific Plan contained in the Treasure Island Local Coastal Program and an amendment to the City's General Plan necessary to implement the project, and the approval by the City Council of an ordinance amending the City Zoning Code, which is necessary to implement the Treasure Island Local Coastal Program. Unless the City Council rescinds its approvals, it is expected that the resolutions and the ordinance approved by the City Council will be subject to referendum votes at a special election or at the next regular election to be held in November 2000. If a special election were scheduled, it would likely be held in the spring of 1999.

     The Amendment provides that, in the event that one or both of the Referendum Petitions is passed, Athens may terminate the Contract. In such case, TIA may then attempt to sell the Property to another buyer. Approval of the Referendum Petitions may reduce the purchase price that can ultimately be obtained upon the sale of the Property.

     The Registrant wishes to ensure that statements made regarding expected future developments regarding the Property are accompanied by meaningful cautionary statements pursuant to the safe harbor established in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current available data and reflect the Registrant's expectations that the Plan will be accepted by the Coastal Commission, as described in prior reports made by the Registrant, that the Referendum Petitions will be defeated, and that the Property will be sold to Athens. Actual receipt of such approvals, defeat of the Referendum Petitions, and closing of the sale are subject to future events and uncertainties, which could materially affect the ability of the Registrant to receive these approvals, obtain a favorable outcome of the Referendum Petitions, and consummate the sale to Athens.

     Since this is the last remaining property investment of the Registrant, pursuant to Section 8.1 (ii) of the Registrant's Amended and Restated Agreement of Limited Partnership, the sale of this last property will cause the dissolution of the Registrant. The Registrant will not be liquidated, however, until payment of a final liquidating distribution to the Registrant's partners of all of the Registrant's remaining assets.

     Neither TIA nor the Registrant is an affiliate of Athens.

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           MLH INCOME REALTY PARTNERSHIP VI

                                           By:   MLH Property Managers Inc.
                                                 Managing General Partner




                                           By:   /s/ Jack A. Cuneo
                                                 _________________
                                                 Jack A. Cuneo
                                           Chairman, Chief Executive Officer,
                                           President and Chief Operating Officer

Dated:  January 15, 1999